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                                                                    EXHIBIT 9(C)


                   LICENSE AGREEMENT RELATING TO USE OF NAME


         AGREEMENT made as of December 15, 1996 by and between MERRILL LYNCH & CO., INC. ("ML&Co."), a Delaware corporation, and MERRILL LYNCH INDEX FUNDS, INC., a Maryland corporation (the "Corporation"), on its own behalf and on behalf of its currently existing series, and on behalf of each series of the Corporation that may be formed in the future (the "Funds").

                              W I T N E S S E T H :

         WHEREAS, ML&Co. was incorporated under the laws of the State of Delaware on March 27, 1973 under the corporate name "Merrill Lynch & Co., Inc." and has used such name at all times thereafter;


         WHEREAS, ML&Co. was duly qualified as a foreign corporation under the laws of the State of New York on April 25, 1973 and has remained so qualified at all times thereafter;

         WHEREAS, the Corporation was incorporated under the laws of the State of Maryland on October 25, 1996; and

         WHEREAS, the Corporation desires to qualify as a foreign corporation under the laws of the State of New York and has requested ML&Co. to give its consent to the use of the words "Merrill Lynch" in its name and in the name of each Fund;

         NOW, THEREFORE, in consideration of the premises and of the covenants hereinafter contained, ML&Co. and the Corporation hereby agree as follows:

         1. ML&Co. hereby grants the Corporation a non-exclusive license to use the words "Merrill Lynch" in its corporate name and in the name of the Funds.

         2. ML&Co. hereby consents to the qualification of the Corporation as a foreign corporation under the laws of the State New York with the words "Merrill Lynch" in its corporate
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name and in the name of the Funds and agrees to execute such formal consents as may be necessary in connection with such filing.

         3. The non-exclusive license hereinabove referred to has been given and is given by ML&Co. on the condition that it may at any time, in its sole and absolute discretion, withdraw the non-exclusive license to the use of the words "Merrill Lynch" in the of the Corporation and of the Funds; and, as soon as practicable after receipt by the Corporation of written notice of the withdrawal of such non-exclusive license, and in no event later than ninety days thereafter, the Corporation will change its name and the name of the Funds so that such names will not thereafter include the words "Merrill Lynch" or any variation thereof.

          4. ML&Co. reserves and shall have the right to grant to any other company, including without limitation any other investment company, the right to use the words "Merrill Lynch" or variations thereof in its name and no consent or permission of the Corporation shall be necessary; but, if required by an applicable law of any state, the Corporation will forthwith grant all requisite consents.

          5. The Corporation will not grant to any other company the right to use a name similar to that of the Corporation or the Funds or ML&Co. without the written consent of ML&Co.

          6. Regardless of whether the Corporation and/or the Funds should hereafter change their names and eliminate the words "Merrill Lynch" or any variation thereof from such names, the Corporation hereby grants to ML&Co. the right to cause the incorporation of other corporations or the organization of voluntary associations which may have names similar to that of the Corporation and/or the Funds or to that to which the Corporation and/or the Funds may change their names and own all or any portion of the shares of such other corporations or associations and to enter into contractual relationships with such other corporations or associations, subject to any requisite



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approval of a majority of each Funds' shareholders and the Securities and
Exchange Commission and subject to the payment of a reasonable amount to be determined at the time of use, and the Corporation agrees to give and execute such formal consents or agreements as may be necessary in connection therewith.

          7. This Agreement may be amended at any time by a writing signed by the parties hereto. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, whether written or oral, with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    MERRILL LYNCH & CO., INC.


                                    By:  /s/ Arthur Zeikel
                                         ---------------------------
                                             Executive Vice President

                                    MERRILL LYNCH INDEX FUNDS, INC.


                                    By: /s/ Terry K. Glenn
                                        ----------------------------
                                              President



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